Exhibit 10.7(f)

Fifth AMENDMENT TO

DISTRIBUTION SERVICES AGREEMENT

(Wholesale Distribution)

This Fifth Amendment to the Distribution Services Agreement (this “Amendment”) is made and entered into as of June 3, 2013 (the “Amendment Effective Date”), by and between DYAX CORP. (“Dyax”) and ASD Specialty Healthcare, Inc. (“ASD”).

WHEREAS, Dyax and ASD entered into that certain Distribution Services Agreement, dated November 19, 2009, as amended (the “Agreement”), pursuant to which ASD provides distribution services to Dyax in connection with the product Kalbitor®; and

WHEREAS, pursuant to and in accordance with Section 15.5 of the Agreement, the parties desire to amend the Agreement to implement certain changes to the terms and conditions of the Agreement, as described below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Defined Terms.

Any capitalized terms that are used in this Amendment but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

2.    Amendments.

Inventory Report. Section 9.7 of the Agreement is hereby deleted, in its entirety, and replaced with the following:

9.7	Inventory Report. In addition the reports in Sections 9.1 and 9.2, ASD also provide Dyax with a daily inventory report in Excel format, at the time and with the consent mutually agreed upon by the parties. In consideration for this report, ASD shall be entitled to an additional 1% discount off the purchase price for all Product purchased under this Agreement, and ASD shall be entitled to deduct such discount from the invoiced amount payable to Dyax.

3.     No Other Amendments.

Except as expressly amended hereby, the Agreement, as originally executed remains in full force and effect. It is agreed by the parties that all references to the Agreement hereafter made by them in any document or instrument delivered pursuant to or in connection with the Agreement shall be deemed to refer to the Agreement as amended hereby.

4.         Entire Agreement.

This Amendment and the Agreement embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter.

5.        Counterparts.

This Amendment may be executed in multiple counterparts, each of which will be considered an original, but which together will constitute one and the same document.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed by their duly authorized officers or representatives as of the Amendment Effective Date.

ASD Specialty healthcare, inc.		DYAX CORP.

By:	/s/Neil Herson	By:	/s/Peter Yi

Name:	Neil Herson	Name:	Peter Yi

Title:	President	Title:	Sr. Dir, Access & Channel Ops

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